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                                                                    Exhibit 99.1


Contacts:  For Media:     Kevin Foley          or      Holly Sheffer
                          212-578-4132                 212-578-4072
                          kfoley@metlife.com           hsheffer@metlife.com


           For Investors: Eric Steigerwalt
                          212-578-8670
                          esteigerwalt@metlife.com


MEDIA ADVISORY:


New York, December 7, 2000 -- Yesterday, in a question and answer session during MetLife, Inc.'s [NYSE:MET] investor conference, the company incorrectly indicated that it expected to capitalize approximately $70 million of its Information Technology expenses in 2001. The company expects to capitalize approximately $150 million of its IT expenses in 2001. This correction does not impact other numbers given during the conference.

                                    #  #  #

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company, as well as other statements including words such as "anticipate", "believe", "plan", "estimate","expect", "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (iv) catastrophe losses; (v) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (vi) downgrades in the company's affiliates' claims paying ability or financial strength ratings; (vii) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (viii) adverse litigation or arbitration results and (ix) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.